SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [   ]

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[ ] Preliminary Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

THERMOENERGY CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
1. PROPOSAL FOR ELECTION OF DIRECTORS
Nominees
Directors Whose Terms Expire in 2003
Directors Whose Terms Expire in 2004
Director Whose Term Expires in 2006
Officers and Significant Employees Who Are Not Directors
Committees of the Board of Directors
Board and Board Committee Meetings
Compensation of Directors
SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Employment Contracts and Agreements
Qualified 1997 Plan
Non-Qualified Stock Options
Executive Bonus Plan
Other Bonuses
Summary Compensation Table
Option/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Dan Cowart, Inc. Marketing Agreement
ThermoEnergy Power Systems, LLC and Alex Fassbender
Relationships with Outside Firms
Other Transactions
Indebtedness of Management
Future Transactions
AUDIT COMMITTEE
Audit Committee Report
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
2. PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

[LOGO OF THERMOENERGY CORPORATION]

April 30, 2002

Dear Shareholders:

It is my pleasure to invite you to ThermoEnergy Corporation’s 2002 Annual Meeting of Shareholders. We will hold the meeting on Friday, June 14, 2002, at 10:00 a.m., local time, at the Holiday Inn Select, 5795 Poplar Avenue, Memphis, Tennessee 38119. During the Annual Meeting, we will discuss each item of business described in the Notice of Annual Meeting and Proxy Statement and give a report on the Company’s business operations. There will also be time for questions.

This package includes the Notice of Annual Meeting, the Proxy Statement, a Proxy Card and ThermoEnergy’s Annual Report filed on Form 10-KSB with the Securities and Exchange Commission for the fiscal year ended December 31, 2001. The Proxy Statement provides information about ThermoEnergy in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, please vote your shares as described in the instructions on the Proxy Card; sign and return the Proxy Card in the enclosed envelope; or vote in person at the meeting. If you choose to attend the meeting in person, you may revoke your proxy and personally cast your vote.

Your Board of Directors and the Company’s management look forward to greeting those shareholders who are able to attend.

Sincerely,

/s/ Dennis C. Cossey Dennis C. Cossey Chairman, Chief Executive Officer and Secretary

/s/ P.L. Montesi P.L. Montesi President and Chief Operating Officer

[LOGO OF THERMOENERGY CORPORATION]

Notice of Annual Meeting of Shareholders

To the Shareholders of ThermoEnergy Corporation:

Notice is hereby given that the Annual Meeting of the Shareholders of ThermoEnergy Corporation (the “Company”) will be held Friday, June 14, 2002, at 10:00 a.m., local time, at the Holiday Inn Select, 5795 Poplar Avenue, Memphis, Tennessee 38119, for these purposes:

1.	To elect two (2) members to serve on the Company’s Board of Directors until the 2005 annual meeting of the Company’s shareholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Kemp & Company as independent auditors of the Company for the fiscal year ending December 31, 2002; and

3.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on April 15, 2002, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, the Company’s Proxy Statement, and its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, are enclosed with this Notice of Annual Meeting. The Company’s Board of Directors recommends that you vote FOR the nominees for director named in the Proxy Statement and FOR the ratification of the appointment of Kemp & Company as independent public accountants for fiscal year 2002.

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

/s/ Dennis C. Cossey Dennis C. Cossey, Chairman and Secretary

April 30, 2002
Little Rock, Arkansas

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

Questions and Answers About the Annual Meeting and Voting	1
Proposal For Election of Directors	4
Nominees	4
Directors Whose Terms Expire in 2003	4
Directors Whose Terms Expire in 2004	5
Director Whose Term Expires in 2006	5
Officers and Significant Employees Who Are Not Directors	5
Committees of the Board of Directors	6
Board and Board Committee Meetings	6
Compensation of Directors	7
Security Ownership by Certain Beneficial Owners, Directors and Executive Officers	7
Executive Compensation	9
Employment Contracts and Agreements	9
Qualified 1997 Plan	10
Non-Qualified Stock Options	11
Executive Bonus Plan	11
Other Bonuses	12
Summary Compensation Table	12
Option/SAR Grants in Last Fiscal Year	13
Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values	13
Certain Relationships and Related Transactions	14
Dan Cowart, Inc. Marketing Agreement	14
ThermoEnergy Power Systems, LLC and Alex Fassbender	15
Relationships with Outside Firms	15
Other Transactions	15
Indebtedness of Management	15
Future Transactions	16
Audit Committee	16
Audit Committee’s Report	16
Audit Fees	17
Financial Information Systems Design and Implementation Fees	17
All Other Fees	17
Proposal For Ratification of Appointment of Independent Public Accountants	17
Section 16(a) Beneficial Ownership Reporting Compliance	18
Other Matters	18

THERMOENERGY CORPORATION

1300 Tower Building
323 Center Street
Little Rock, Arkansas 72201
Telephone 501.376.6477
Facsimile 501.244.9203

April 30, 2002

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:  Why did I receive this proxy statement?

A: The Board of Directors of ThermoEnergy Corporation (the “Company”) is soliciting your proxy to vote at the Annual Meeting because you were a shareholder of the Company as of the close of business on April 15, 2002, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-KSB for the fiscal year 2001, are being mailed to shareholders beginning on or about May 6, 2002. The Proxy Statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Q:  What am I voting on?

A: Election of two (2) directors, P.L. Montesi and Jerald H. Sklar, to serve three year terms until the 2005 Annual Meeting of Shareholders of the Company, or until their respective successors are elected or appointed.

Ratification of the appointment of Kemp & Company as independent public accountants for fiscal year 2002.

The Board recommends a vote FOR each of the nominees to the Board of Directors and FOR the ratification of the appointment of Kemp & Company as independent public accountants for fiscal year 2002.

Q: What is the voting requirement to elect the directors and to approve each of the proposals?

A: For the election of the directors, the nominees, to be elected, must have received the affirmative vote of a majority of the votes cast. The proposal to ratify the appointment of Kemp & Company as independent public accountants requires the affirmative vote of a majority of the votes cast.

Q:  How many votes do I have?

A: You are entitled to one vote for each share of the Company’s common stock (“Common Stock”) that you hold. Shareholders do not have cumulative voting rights (a system in which voters cast as many votes as there are seats and are not limited to casting only one vote per candidate; thus, minority shareholders may concentrate all of their voting strength on one or more individual directors with the hope that their candidate is elected).

Q:  How do I vote?

A: You may vote using any of the following methods:

Complete, sign and date the proxy card you receive and return it in the prepaid envelope; or

In person at the Annual Meeting.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of each of the nominees for director and FOR the ratification of Kemp & Company as independent public accountants for 2002.

     Q:  What can I do if I change my mind after I vote my shares?

A: You may revoke your proxy at any time before it is voted at the Annual Meeting by:

Sending written notice of revocation to the Secretary of the Company;

Submitting a new paper ballot, after the date of the revoked proxy; or

Attending the Annual Meeting and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

     Q:  Who will count the vote?

A: Representatives of Registrar and Transfer Company will tabulate the votes and act as inspectors of election.

     Q:  What constitutes a quorum?

A: As of the record date, 5,251,827 shares of Common Stock were issued and outstanding. A majority (50% +1) of the outstanding shares, present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the Annual Meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the Annual Meeting and you abstain, you shall count toward a quorum, however, your abstention, as well as broker non-votes, will not be part of the voting power present and will not affect the outcome of the vote.

Q:  Who can attend the Annual Meeting?

A: All shareholders as of the record date may attend the Annual Meeting.

Q:  Are there any shareholders that own more than five percent of the Company’s Common Stock?

A: On December 31, 2001, Dan Cowart, Robert Trump, P.L. Montesi and Dennis Cossey each beneficially owned more than five percent (5%) of the Company’s outstanding Common Stock.

Q:  When are the shareholder proposals due for the 2002 Annual Meeting?

A: In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2002, to Dennis Cossey, CEO and Secretary, 1300 Tower Building, 323 Center Street, Little Rock, Arkansas 72201.

If you notify us after March 1, 2003 of an intent to present a proposal at the Company’s 2003 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

     Q:  What happens if a nominee for director is unable to serve as a director?

A: If any of the nominees becomes unavailable for election, which we do not expect, votes will be cast for such substitute nominee or nominees as may be designated by the Board of Directors.

Q:  How much did this proxy solicitation cost?

A: The Company has not hired nor paid for assistance in the distribution of proxy materials and solicitation of votes. Employees, officers and directors of the Company may also solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of Common Stock.

1. PROPOSAL FOR ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the persons named in the enclosed proxy card, or their substitute, will vote such proxy for the election of the two nominees listed herein

The Company has authorized seven positions on its Board of Directors. Six members of the Board are authorized to serve staggered three (3) year terms with two members standing for election each year. One member is authorized to serve a five (5) year term.

Two directors are to be elected at the Annual Meeting. Shareholders will elect two directors, each for a three (3) year term expiring in 2005. The Board’s nominees are P.L. Montesi and Jerald H. Sklar. Mr. Montesi was originally elected to the Board in 1988 and Mr. Sklar was originally elected to the Board in 1997. After the election of two directors at the Annual Meeting, the Company will have seven directors, including the five continuing directors whose present terms extend beyond the meeting. Information on the nominees and continuing directors follows:

Nominees

P.L. Montesi, age 67, co-founded the Company and served as its chairman from 1988 to 1991. Mr. Montesi has served as a director, the President and Chief Operating Officer of the Company since 1988. From 1987 to 1988, Mr. Montesi was President and a board member of American Fuel and Power Corporation, where he concentrated on corporate and business development of AFP’s environmental technologies. Prior to 1987, Mr. Montesi worked in the securities and finance business as a licensed broker and he has 20 years experience in investment banking as a general partner and account executive.

Jerald H. Sklar, age 65, has served as a director of the Company since September 1997. Mr. Sklar is an attorney in Memphis, Tennessee, concentrating in corporate, financial and transactional work. From 1965 to 2001, Mr. Sklar practiced with the Memphis law firm of Waring Cox, PLC. He received a B.A. from Washington & Lee University and an LL.B. from Vanderbilt University. Mr. Sklar is also a principal in Ruby Avenue Realty, LLC, a real estate development business, and Jvest, a general partnership which invests in operating businesses.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE TWO NOMINEES LISTED ABOVE.

Directors Whose Terms Expire in 2003

Andrew T. Melton, age 54, has served as director of the Company since his election in September 1997. Mr. Melton is President and principal shareholder of Solomon Equity, Inc., a company he started in January of 1999, specializing in financial consulting and loan brokerage. From January 1997 to January 1999, Mr. Melton served as Chief Executive Officer and the principal shareholder of Solomon Financial Inc., a company specializing in financing Canadian imports to the U.S. Solomon Financial Inc. has been liquidated. Mr. Melton is a certified public accountant and received an M.B.A in finance and a Bachelor of Science degree in economics from Louisiana Tech University. From 1986 to 1994, Mr. Melton served as Executive Vice President, Chief Financial Officer and Treasurer of Worthen Banking Corporation, Little Rock, Arkansas. From 1995 to 1998, Mr. Melton was Vice President with Merrill Capital Markets in Little Rock, Arkansas.

     Dr. Paul A. Loeffler, age 53, has served as a director of the Company since his election in September 1997. Dr. Loeffler is a professor of chemistry at Sam Houston State University, Huntsville, Texas. He has been in this position since 1985, and has been with the chemistry department of Sam Houston State University since 1975. Dr. Loeffler received his Ph.D. and M.A. in inorganic chemistry from Rice University. Dr. Loeffler also serves as a member of the Board of Directors of the Texas Regional Institute for Environmental Studies in Huntsville, Texas (“TRIES”) and was, between 1992 and 2001, the associate director of TRIES.

Directors Whose Terms Expire in 2004

Dr. Louis J. Ortmann, DDS, age 64, Dr. Ortmann has been a director of the Company since September 1991. Dr. Ortmann sold his dentistry practice, Louis J. Ortmann Dental Clinic, Inc., which he operated since 1962, and now serves as an associate in the practice and remains active in the business management and operation of the clinic. Dr. Ortmann is a graduate of the University of St. Louis.

John Corcoran, age 60, has served as a director of the Company since the resignation of Mr. J. Donald Phillips, who resigned from the Board in 2000 for personal reasons unrelated to the Company. Mr. Corcoran serves as a Senior Vice President of the Norfolk Southern Corporation. Mr. Corcoran is tasked at Norfolk Southern with public affairs and lobbying on both the state and federal levels.

Director Whose Term Expires in 2006

Dennis C. Cossey, age 55, co-founded the Company and has served as Chairman of the Board since 1990. Mr. Cossey has been the Chief Executive Officer and a director of the Company since 1988. Prior to joining the Company, Mr. Cossey served in executive and sales positions at a number of companies, including IBM Corporation and Peter Kiewit and Sons Engineering. Mr. Cossey is a member of the American Society of Naval Engineers, the US Naval Institute, the Society of Naval Architects and Marine Engineers, the Association of Energy Engineers and the New York Academy of Science.

Officers and Significant Employees Who Are Not Directors

Alex G. Fassbender, age 48, has served as Executive Vice President Corporate Technology since November, 1998. Mr. Fassbender serves the Company on a full time basis. Prior to joining the Company, Mr. Fassbender was Manager of Technology Commercialization at the U.S. Department of Energy’s Pacific Northwest National Laboratory operated by Battelle Memorial Institute. He held various positions with BMI, beginning in 1976. Mr. Fassbender received his B.S. degree in Chemical Engineering in 1976 from the University of California, Berkeley. He received his M.B.A. in 1980 and M.S. (Chemical Engineering) in 1988 from the University of Washington.

William D. McCabe, age 42, has served as Vice President, Energy Resources since September 2001. Prior to joining the Company, Mr. McCabe served as a consultant to Tribal Nations and corporations in the energy industry with Principal Consulting in Denver, Colorado. From 1996 to 2001, Mr. McCabe served as the Director of Energy Resources and the Director of Gas Marketing for the Council of Energy Resource Tribes in Denver, Colorado. From 1990 to 1996, Mr. McCabe served as a Petroleum Engineer with Bechtel Petroleum Operations, Inc. in Bakersfield, California. Mr. McCabe is a member of the National Petroleum Council. Mr. McCabe received his B.S. in Petroleum Engineering and Management in December 1989 from Stanford University.

Committees of the Board of Directors

The Board of Directors has two standing committees: the Compensation and Benefits Committee and the Audit Committee. Members of the individual committees are named below:

Compensation and Benefits	Audit

Dr. Louis J. Ortmann, Chairman	Andrew T. Melton, Chairman
Dr. Paul A. Loeffler	Dr. Louis J. Ortmann
Andrew T. Melton	John Corcoran

The Compensation and Benefits Committee, which is made up of independent directors, makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board or shareholder action is contemplated.

The Audit Committee, which is made up of independent directors, oversees the Company’s financial reporting process and internal controls. The Audit Committee is governed by a written Board approved charter (included as an appendix to the Company’s proxy statement in connection with its 2001 Annual Meeting of Shareholders) that contains, among other things, the Committee’s membership requirements and responsibilities. As part of its duties, the Committee consults with management and the Company’s independent public accountants during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Committee reviews the independent accountants’ audit fees, discusses relationships and non-audit services to ensure no compromise of independence and submits to the Board of Directors its recommendations for the appointment of an audit firm for the upcoming year. All members of the Audit Committee are independent, as such term is defined in Rule 4200(a)(14) of the NASD’s listing standards.

Board and Board Committee Meetings

In 2001, the Board of Directors conducted 4 formal meetings, the Compensation and Benefits Committee conducted 2 formal meetings and the Audit Committee conducted 2 formal meetings. (There also were several informal meetings and actions by written consent.) No director attended, either in person or by teleconference, less than 75% of the aggregate number of the meetings of the full Board and the meetings of any committees upon which such director served.

Compensation of Directors

Beginning in 2002, each director who is not a Company employee is compensated each year for services as a director by the receipt of non-qualified options to purchase two thousand (2,000) shares of Company stock at the fair market value of the shares on the date of the meeting of the Compensation and Benefits Committee at which the annual recommendation to grant the options is made (non-employee directors received 1,000 options each year through 2001). (In 2001, the Compensation and Benefits Committee also issued a one-time grant of 5,000 non-qualified stock options to the non-employee directors.) Directors do not currently receive any other compensation for serving as directors. Those directors who are Company employees do not receive any compensation for their services as directors. The Company reimburses all directors for reasonable travel and other necessary business expenses incurred in the performance of their services for the Company.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

Except as otherwise indicated, the following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of March 19, 2002 by: (i) each shareholder of the Company that the Company believes currently holds more than a 5% beneficial interest in the Common Stock; (ii) each existing director of the Company, (iii) each of the Company’s existing executive officers; and (iv) all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares of Common Stock listed below, based on information furnished by such owners and/or from information contained in reports filed by the beneficial owner with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)		Percent of Class(2)

Dan Cowart 3740 DaVinci Court Suite 460 Norcross, GA 30092	995,000	(3)	17.2%
Robert Trump 167 E. 61st Street New York, NY 10021	994,595	(4)	17.2%
P.L. Montesi	1,506,988	(5)	23.6%
Dennis C. Cossey	1,335,516	(6)	21.6%
Alex G. Fassbender	397,915	(7)	7.2%
John Corcoran	15,000	(8)	*
Dr. Paul A. Loeffler	11,000	(9)	*
Andrew T. Melton	5,000	(10)	*
Dr. Louis J. Ortmann	239,720	(11)	4.5%
Jerald H. Sklar	36,499	(12)	*
All directors and executive officers as a group (8 persons)	3,547,638	(13)	44.0%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.

(1)	Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of Common Stock underlying options to purchase shares of Common Stock and securities convertible into shares of Common Stock, which are exercisable or convertible, or become exercisable or convertible, within 60 days after March 19, 2002 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of Common Stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(2)	Based on 5,142,748 shares of Common Stock issued and outstanding on March 19, 2002.

(3)	This beneficial ownership information is based on information contained in a Schedule 13G dated March 11, 2002 and filed with the Commission on March 12, 2002. Includes 625,000 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures and the exercise of exercisable warrants held by Mr. Cowart and/or his affiliates.

(4)	This beneficial ownership information is based on information provided to the Company by Mr. Trump pursuant to a questionnaire dated March 19, 2002. Includes 361,773 shares of Common Stock owned directly by Mr. Trump. Also includes: (i) 282,822 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase Common Stock; and (ii) 350,000 shares of Common Stock issuable upon the exercise of the Company’s convertible debentures.

(5)	Includes 257,570 shares of stock owned directly by Mr. Montesi or jointly with Company Chief Executive Officer Dennis Cossey. Also includes: (i) 2,188 shares of Common Stock owned by Mr. Montesi’s wife; (ii) 361,788 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Mr. Montesi; (iii) 60,442 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Mr. Montesi’s wife; (iv) 725,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock; and (v) 100,000 shares of Common Stock issuable upon the exercise of exercisable warrants to purchase shares of Common Stock.

(6)	Includes 287,078 shares of stock owned directly by Mr. Cossey or jointly with Company President P.L. Montesi. Also includes: (i) 323,438 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Mr. Cossey; and (ii) 725,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock.

(7)	Includes 625 shares of stock owned directly by Mr. Fassbender. Also includes: (i) 22,290 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Mr. Fassbender; and (ii) 375,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock.

(8)	Consists of 15,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock.

(9)	Includes 2,000 shares of stock owned directly by Dr. Loeffler. Also includes 9,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock.

(10)	Consists of 5,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock.

(11)	Includes 32,851 shares of Common Stock owned directly by Dr. Ortmann. Also includes (i) 1,250 shares of Common Stock which Dr. Ortmann beneficially owns through the Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan; (ii) 141,149 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Dr. Ortmann; (iii) 9,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock; (iv) 26,563 shares of Common Stock owned by Dr. Ortmann’s wife; (v) 24,663 shares of Common Stock issuable upon the conversion of the Company’s convertible debentures owned by Dr. Ortmann’s wife; and (vi) 4,244 shares of Common Stock issuable upon the exercise of exercisable warrants owned by Dr. Ortmann’s wife.

(12)	Based on Mr. Sklar’s share of the Company’s securities owned by Waring Cox, PLC (“Waring Cox”), which consists of (i) 88,215 shares of Common Stock; (ii) 100,000 shares of Common Stock issuable upon the conversion of convertible debentures issued to Waring Cox and (iii) 120,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase shares of Common Stock granted to Waring Cox. As such, upon distribution of the Waring Cox owned securities, Mr. Sklar will hold approximately (w) 8,535 shares of Common Stock owned directly by Mr. Sklar, (x) 10,964 shares of Common Stock issuable upon the conversion of the convertible debentures; (y) 8,000 shares of Common Stock issuable upon the exercise of the Waring Cox options; and (z) 9,000 shares of Common Stock issuable upon the exercise of exercisable options to purchase Common Stock (these options were granted to Mr. Sklar directly in compensation for his service as a director of the Company).

(13)	Includes 2,928,978 shares of Common Stock issuable upon the exercise or conversion of the Company’s convertible securities, including options, warrants and convertible debentures.

EXECUTIVE COMPENSATION

Employment Contracts and Agreements

Through 2001, Messrs. Cossey and Montesi served under employment agreements that provided salaries of $176,811 to each of them for 2001, under agreements executed in 1991 at an original annual base salary of $72,000 with 10% annual increases to a cap of $175,000. The term of employment for Messrs. Cossey and Montesi is from January 1, 1992 until December 31, 1994, with one year renewals available until December 31, 2001. Messrs. Cossey and Montesi also were subject to discretionary incentive compensation of up to 50% of the base salary of each individual as determined by the Compensation and Benefits Committee. Deferred compensation aggregating $19,949, $78,525 and $97,949 was accrued during the periods ended December 31, 2001, 2000 and 1999, respectively, pursuant to the interest provisions of the employment agreements.

Messrs. Cossey and Montesi do not have current employment agreements. However, the Compensation and Benefits Committee and the Board of Directors have approved the terms of new employment contracts and authorized Andrew T. Melton, member of the Compensation and Benefits Committee, to finalize and execute such employment agreements. The employment agreements are to have identical terms for each of Messrs. Cossey and Montesi. The general terms of such employment agreements, as authorized by the Compensation and Benefits Committee and the Board, provide for contract terms of five years, with a beginning base compensation of $200,000 with 15% annual increases. Messrs. Cossey and Montesi will also be subject to discretionary incentive compensation of up to 100% of the base salary of each individual, as determined by the Compensation and Benefits Committee. Messrs. Cossey and Montesi may also receive periodic performance compensation upon the occurrence of certain significant events.

According to the terms of the employment agreements approved by the Compensation and Benefits Committee and the Board, upon the occurrence of a change in control of the Company, each of Messrs. Cossey and Montesi shall be entitled to the lump sum payment of five years base compensation from the date of such change of control. In addition, all of Messrs. Cossey and Montesi’s unvested stock options and/or restricted stock grants shall immediately vest on the date of such change of control.

The Company is the sole beneficiary of a $500,000 and a $1,000,000 key man life insurance policy on the lives of Messrs. Cossey and Fassbender, respectively.

Through 2001, Mr. Fassbender served under an employment agreement with the Company which provided that he is to devote substantially all of his business and professional time to the Company with a base salary of $135,000 and 15% annual increases until his salary reaches $250,000.

Mr. Fassbender does not have a current employment agreement. However, the Compensation and Benefits Committee and the Board of Directors have approved the terms of a new employment contract and authorized Andrew T. Melton, member of the Compensation and Benefits Committee, to finalize and execute such employment agreement. The general terms of such employment agreement, as authorized by the Compensation and Benefits Committee and the Board of Directors, provides for contract terms of five years, with a beginning base compensation of $178,537.50 with 15% annual increases. Mr. Fassbender will also be subject to discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee. Mr. Fassbender may also receive periodic performance compensation upon the occurrence of certain significant events.

According to the terms of the employment agreement approved by the Compensation and Benefits Committee and the Board, upon the occurrence of a change in control of the Company, Mr. Fassbender shall be entitled to the lump sum payment of five years base compensation from the date of such change of control. In addition, all of Mr. Fassbender’s unvested stock options and/or restricted stock grants shall immediately vest on the date of such change of control.

William D. McCabe, the Company’s Vice President of Energy Resources, executed a four-year employment agreement with the Company in September 2001 which provides for a minimum annual salary of $84,000 with 15% annual increases until such compensation reaches $150,000, at which point the annual increases shall be proportionate to increases in the Consumer Price Index. Mr. McCabe is also subject to discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee. The Board of Directors may also award Mr. McCabe special trading compensation based on the value of the energy brokered by Mr. McCabe. If Mr. McCabe is terminated within one year of a change in control of the Company, he will be entitled to a lump sum payment equal to 2.99 times his then base compensation. If Mr. McCabe acts as a consultant on energy related projects during his employment with the Company, he will be compensated at a rate of 51% of the contract value.

Qualified 1997 Plan

The Directors and Shareholders approved a Stock Option Plan at the 1997 Annual Meeting (the “1997 Plan”) that (i) permits incentive stock options under Section 422 of the Code to be granted from a pool of 750,000 shares of Common Stock of the Company; and (ii) to provide for an automatic grant of 1,000 options for non-employee directors (the 1997 Plan was amended during 2001 to change the automatic grant to non-employee directors to 2,000 options). The number of shares available for grant under the 1997 Plan is 750,000 shares of Common Stock.

The automatic grants are for non-qualified options exercisable into 2,000 shares of Common Stock to be awarded, automatically, without further action by the Board or the Compensation and

Benefits Committee on the third business day following the date of each annual meeting of the shareholders of the Corporation for each person who is then a member of the Board of Directors and who is not an employee of the Corporation or any of its subsidiaries. Each 2,000 share option granted to a non-employee Director will become exercisable beginning one (1) year from the date of the annual meeting of shareholders on which the date of the options were granted. If a non-employee Director is elected by the Board of Directors to begin serving as Director on a date not coincident with the annual meeting date, the Director will be granted the initial 2,000 share option as of the date of the first meeting at which he or she serves as Director; however, his or her options will become first exercisable beginning one (1) year from the date of the annual meeting at which he or she is first elected by the shareholders and he or she will not receive an additional grant of options upon his first election to the Board. The five non-employee directors have each received options for 5,000 shares, exercisable into restricted Common Stock at a price equal to $2.00 per share.

     The 1997 Plan provides that the exercise price of each option must be at least equal to 100% of the fair market value of the Common Stock as of the date such option is granted and requires that all such options have an expiration date not later than the date which is one (1) day before the tenth anniversary of the date of the grant of such options. However, with certain limited exceptions and in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to that of the Company, such option holder’s incentive options immediately terminate.

Non-Qualified Stock Options

Upon recommendation of the Compensation and Benefits Committee, the Board of Directors may grant non-qualified stock options to employees of the Company in its discretion, and also, in its discretion, the Board may grant options to non-employees as compensation for services and various types of assistance to the Company. In 2001, each of the Company’s non-employee directors received 5,000 non-qualified stock options as a one-time grant in addition to the 1,000 option automatic grant under the 1997 Plan. These options are exercisable at $2.25 per share, which was the fair market value of the Common Stock on December 21, 2001, the date of grant. In addition, the Company’s executive officers, Dennis Cossey, P.L. Montesi and Alex Fassbender, were each granted: (i) 75,000 non-qualified stock options at an exercise price of $2.10 per share, which equals the fair market value of the Common Stock on April 18, 2001, the date of grant and (ii) 100,000 non-qualified stock options at an exercise price of $2.25 per share, which equals the fair market value of the Common Stock on December 21, 2001, the date of grant.

Executive Bonus Plan

On January 3, 1997, the Company’s Board of Directors established a five-year Executive Bonus Plan (the “Bonus Plan”) to reward executive officers and other key employees based upon the Company achieving certain performance levels. Under the Bonus Plan, commencing with the Company’s 1997 fiscal year and for each of the four fiscal years thereafter, the Company will have discretion to award bonuses in an aggregate amount in each fiscal year equal to 1% of the Company’s net sales revenues for each fiscal year, provided and on condition that the Company achieves a net profit before taxes of not less than 5% of net sales in each year, and provided that the aggregate bonuses in each year (out of the maximum amount of 1% of annual net sales) shall not be in excess of the proportion by which the Company’s net profit before taxes is greater than 5% of net sales but less than 15% of net sales. The Compensation and Benefits Committee of the Board of Directors of the Company will determine the allocable amounts or percentages of the bonus pool that may be paid annually to participants. For fiscal 2001, no persons were entitled to receive bonus payments.

Other Bonuses

Bonuses may be paid to employees at the recommendation of the Compensation and Benefits Committee and upon approval by the Board if, in the Board’s discretion, the performance of an individual or the circumstances of the Company merits payment of additional compensation.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by the Company for the years ended December 31, 2001, 2000 and 1999 for the Chief Executive Officer and the four most highly compensated executive officers of the Company. Except as set forth below, no executive officer of the Company had a salary and bonus during the years indicated that exceeded $100,000 for services rendered in all capacities to the Company.

	Annual Compensation					Long-Term Compensation

						Awards			Payouts

							Securities
Name & Principal					Other Annual	Restricted Stock	Underlying		LTIP	All Other
Position	Year	Salary		Bonus	Compensation	Awards	Options/SARs(2)		Payouts	Compensation

		($)		($)	($)	($)	(#)		($)	($)
Primo L. Montesi	2001	$176,811	(1)	—	—	—	75,000	(3)	—	—
President and Chief							100,000	(4)
Operating Officer	2000	193,607	(1)	—	—	—	250,000	(5)	—	—
							150,000	(6)
	1999	189,290	(1)	—	—	—	150,000	(7)	—	—

Dennis Cossey	2001	$176,811	(1)	—	—	—	75,000	(3)	—	—
Chief Executive							100,000	(4)
Officer and	2000	193,607	(1)	—	—	—	250,000	(5)	—	—
Secretary							150,000	(6)
	1999	189,290	(1)	—	—	—	150,000	(7)	—	—

Alex Fassbender	2001	$187,454		—	—	—	75,000	(3)	—	—
Executive Vice							100,000	(4)
President of	2000	155,250		—	—	—	100,000	(8)	—	—
Technology	1999	67,500		—	—	—	100,000	(9)	—	—

William McCabe Vice President of Energy Marketing	2001	$28,000		—	—	—	—		—	—

(1)	Includes accrued salary plus accrued compensation expense pursuant to the interest provisions of the individual’s employment agreement

(2)	No stock appreciation rights were granted to the executive officers named in the Summary Compensation Table

(3)	On April 18, 2001, the Board of Directors approved the grant of 75,000 non-qualified five-year stock options at an exercise price of $2.10

(4)	On December 21, 2001, the Board of Directors approved the grant of 100,000 non-qualified five-year stock options at an exercise price of $2.25

(5)	On March 16, 2000, the Board of Directors approved the grant of 250,000 non-qualified five-year stock options at an exercise price of $2.00

(6)	On October 11, 2000, the Board of Directors approved the grant of 150,000 non-qualified five-year stock options at an exercise price of $7.00

(7)	On June 20, 1999, the Board of Directors approved the grant of 150,000 non-qualified five-year stock options at an exercise price of $2.00

(8)	On February 10, 2000, the Board of Directors approved the grant of 100,000 non-qualified five-year stock options at an exercise price of $2.00

(9)	On October 11, 2000, the Board of Directors approved the grant of 100,000 non-qualified five-year stock options at an exercise price of $7.00

Option/SAR Grants in Last Fiscal Year

     The following table provides information on stock options granted in 2001 to each of the Company’s executive officers named in the Summary Compensation Table. All option exercise prices are based on fair market value on the date of grant.

	Individual Grants(a)

		Number of	Percent of Total
		Securities	Options/SARs
		Underlying	Granted to
		Options/SARs	Employees in Fiscal	Exercise or Base
	Date of Grant	Granted (#)	Year	Price ($/Sh)	Expiration Date

Dennis Cossey	04-18-01	75,000	14%	$2.10	04-18-06
	12-21-01	100,000	19%	2.25	12-21-06
Primo L. Montesi	04-18-01	75,000	14%	$2.10	04-18-06
	12-21-01	100,000	19%	2.25	12-21-06
Alex G. Fassbender	04-18-01	75,000	15%	$2.10	04-18-06
	12-21-01	100,000	19%	2.25	12-21-06
All Employees as a group	See dates above	525,000	100%	See prices above	See dates above

(a)	Options granted to the Company’s executive officers named in the foregoing table are exercisable after the date of grant. The Company did not issue stock appreciation rights in 2001 to any of the executive officers named in the table.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

The following table shows the number of shares acquired on exercise of stock options and the aggregate gains realized on exercise in 2001 by the Company’s executive officers named in the

Summary Compensation Table. The table also shows the number of shares covered by exercisable and unexercisable options held by such executives on December 31, 2001 and the aggregate gains that would have been realized had these options been exercised on December 31, 2001, even though these options were not exercised and the unexercisable options could have been exercised on December 31, 2001.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-The-Money Options/SARs at
			Options/SARs at FY-End		FY-End
			(#)		($)

	Shares Acquired on
	Exercise	Value Realized
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis Cossey	—	—	725,000	—	629,000	—
Primo L. Montesi	—	—	725,000	—	629,000	—
Alex G. Fassbender	—	—	375,000	—	284,000	—

(a)	Market value of shares covered by in-the-money options on December 31, 2001 less option exercise price. Options are in-the-money if the market value of the shares covered by the options is greater than the option exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Dan Cowart, Inc. Marketing Agreement

The Company and Dan Cowart, Inc. (“DCI”) amended and restated its Marketing Agreement as of September 28, 2000. Dan Cowart is the controlling shareholder of DCI. The marketing area in which DCI is to market and develop the Company’s technologies is limited to the City of Atlanta, Georgia and the State of Florida. The Marketing Agreement grants exclusive authority to DCI to market applications of the technologies for municipal, local governmental and real estate development markets in the market area, and on a non-exclusive basis, applications of NitRem for industrial markets.

The Company will be responsible for the manufacture, sale and sublicense of technologies and staffing needs of the joint venture and will provide technical personnel through a combination of contracts with consultants and a teaming agreement with a large firm that has the capacity to undertake the portions of the potential Atlanta project that might use Company technology. Neither the existing agreements nor those contemplated between DCI and the Company gives DCI any rights in any of the technologies. After payment of all royalties to BMI and other costs and expenses of any project, the Company and DCI will share equally in the net profits of each project to which the Company would be entitled after the payment of amounts due any third party with which the Company contracts to participate in the potential Atlanta transactions. DCI will not participate in royalties paid to the Company, as a sublicensor, which royalties will not exceed net $0.40 per 1,000 gallons of material processed through the Ammonia Recovery Process.

Additional consideration paid to DCI will be a one-time success fee of 62,500 warrants exercisable for 62,500 shares of unregistered Common Stock, exercisable within 10 years from the date of the grant at a price of $2.00 per share. If DCI is able to secure a contract with the City of Atlanta, the parties will use all commercially reasonable efforts to negotiate a capital cost savings sharing arrangement with the City with respect to the savings realized from using

Company technology as opposed to “conventional” or other technology. DCI will be paid the first $5 million of any such savings sharing upon receipt of a payment from the City. The Company and DCI will divide the balance of any savings sharing, if any, equally. The parties have agreed that a determination of capital cost savings acceptable to the City of Atlanta and for which a payment is actually made will be binding, as between them, however in the event that DCI does not agree with the cost savings determination, it may at its expense negotiate and or arbitrate the question of the amount of capital cost savings, but shall have no authority to litigate any dispute with the City of Atlanta, nor shall the Company be required to take any actions that are reasonably likely to materially and adversely effect its relationship with the City of Atlanta. The term of the Amended and Restated Marketing Agreement extends through March 31, 2006, but conditions of exclusivity for the benefit of DCI expired March 31, 2002 and, therefore, if no contracts are signed, the exclusive rights of DCI may be terminated on 30 days written notice.

ThermoEnergy Power Systems, LLC and Alex Fassbender

On March 6, 2001, United States Patent No. 6,196,000 was granted to its inventor Alex Fassbender under the caption Power System With Enhanced Thermodynamic Efficiency And Pollution Control. Mr. Fassbender, who is the Executive Vice President of the Company and its chief technology officer, had previously assigned his rights in the patent to ThermoEnergy Power Systems, LLC, a Delaware limited liability company and eighty-five percent (85%) subsidiary of the Company. For his contribution of the patent, Mr. Fassbender received a fifteen percent (15%) ownership interest in ThermoEnergy Power Systems, LLC.

Relationships with Outside Firms

Waring Cox, PLC, the law firm of which director Jerald H. Sklar was a member, provided legal services to the Company through July 31, 2001, and for the balance of the year Jerald H. Sklar, a sole practitioner, and Stokes Bartholomew Evans & Petree, P.A. provided legal services to the Company.

Other Transactions

Mr. Jerald H. Sklar was formerly a member of Waring Cox, PLC, counsel to the Company until July 31, 2001. Mr. Sklar was appointed to the Board of Directors of the Company on September 5, 1997. His current term expires in 2002. Waring Cox, PLC, which ceased operating as a firm on July 31, 2001, owns shares of Common Stock, the Company’s convertible debentures and options to purchase Common Stock and has agreed on a division of the securities of the Company owned by it. Please see Note 12 of the Beneficial Ownership Chart included herein for further discussion of Waring Cox, PLC’s ownership position.

Indebtedness of Management

As of March 31, 2002, the Company had advanced $71,652 to P.L. Montesi and $75,651 to Dennis C. Cossey, and on that date, the Company owed deferred compensation of (i) $92,810 to each of Mr. Montesi and Mr. Cossey and (ii) $14,582 to Alex G. Fassbender.

Future Transactions

The Company’s Board of Directors has adopted a policy whereby any future transactions between the Company and any of its subsidiaries, affiliates, officers, directors, principal shareholders and any affiliates of the foregoing will be on terms no less favorable to the Company than could reasonably be obtained in “arm’s length” transactions with independent third parties.

AUDIT COMMITTEE

The Audit Committee’s Report for 2001 follows:

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of the following three independent outside directors: Andrew T. Melton, Chairman, Dr. Louis J. Ortmann and John Corcoran. The Audit Committee serves at the pleasure of the Board. It held two meetings with respect to the fiscal year 2001, and its report for the year 2001 follows:

The Audit Committee met with the independent public accountants and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company’s accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates. The Audit Committee discussed with and received a letter from the independent public accountants confirming their independence. The independent public accountants had full access to the Committee, including regular meetings without management present. The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company’s Form 10-KSB, filed with the Securities and Exchange Commission on March 29, 2002.

Audit Committee

Andrew T. Melton, Chairman Dr. Louis J. Ortmann John Corcoran

As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by Kemp & Company, the Company’s independent public accountants, is compatible with maintaining the accountants’ independence. See Proposal For Ratification of Appointment of Independent Public Accountants. Because of the small size of the Company, it has no internal auditor.

Fees for all services provided by Kemp & Company for fiscal year 2001 are as follows:

Audit Fees

Amounts billed by Kemp & Company related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed in the report on Form 10-QSB were approximately $29,000.

Financial Information Systems Design and Implementation Fees

Kemp & Company billed no amounts in 2001 for financial information systems design and implementation services.

All Other Fees

Amounts billed by Kemp & Company for all other professional services in 2001 were approximately $500.

2. PROPOSAL FOR RATIFICATION OF APPOINTMENT OF
INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, upon recommendation of its Audit Committee, composed of independent members of the Board, has appointed Kemp & Company as independent public accountants of the Company with respect to its operations for the year 2002, subject to ratification by the holders of the Common Stock of the Company. In taking this action, the members of the Board and the Audit Committee considered carefully Kemp & Company’s performance for the Company in that capacity since its original retention in 1992; its independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. A representative of the firm will be present at the Annual Meeting to make a statement if they desire to do so and will also be available to answer appropriate questions from shareholders.

     There will be presented at the Annual Meeting a proposal for the ratification of this appointment, which the Board of Directors believes is advisable and in the best interest of the shareholders. If the appointment of Kemp & Company is not ratified, the matter of the appointment of independent public accountants will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that all filing requirements applicable to our officers and directors were timely complied with during the 2001 fiscal year, except for the following: (i) Dennis C. Cossey and P.L. Montesi inadvertently failed to file Form 4s on a timely basis to report open market purchases of Common Stock and/or convertible debentures in June, July, August, September, November and December; (ii) Dennis C. Cossey and P.L. Montesi inadvertently failed to file Form 5s on a timely basis for 2001; (iii) Alex G. Fassbender inadvertently failed to file a Form 3 upon becoming an executive officer of the Company and (iv) each of the Company’s non-employee directors inadvertently failed to file Form 5s to report their 2001 formula option grants. The Company is currently reviewing its Section 16 compliance policies.

OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment in such matters.

By order of the Board of Directors,

/s/ Dennis C. Cossey Dennis C. Cossey Chairman, Chief Executive Officer and Secretary

/s/ P.L. Montesi P.L. Montesi President and Chief Operating Officer

April 30, 2002
Little Rock, Arkansas

PROXY

THERMOENERGY CORPORATION — ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis C. Cossey and P.L. Montesi, and each of them, with full power of substitution and revocation, as proxies of the undersigned, to vote as designated below on behalf of the undersigned at the Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held at the Holiday Inn Select, 5795 Poplar Avenue, Memphis, Tennessee 38119 at 10:00 a.m., local time, on June 14, 2002, and at any adjournments and postponements of said meeting, all of the shares of the Common Stock of said Corporation held by the undersigned or which the undersigned may be entitled to vote; hereby revoking any proxy or proxies heretofore given by the undersigned.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND “FOR” EACH OF THE FOLLOWING PROPOSALS:

1.	NOMINEES: ELECTION OF TWO (2) DIRECTORS: P.L. MONTESI AND JERALD H. SKLAR, TO SERVE THREE YEAR TERMS UNTIL THE 2005 ANNUAL MEETING OF SHAREHOLDERS, OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE ELECTED OR APPOINTED.

[ ] VOTE FOR all nominees listed above, except vote withheld from following nominees (if any)

VOTE WITHHELD from a nominee(s)	ADDITIONAL NOMINEES (if any)

2.	RATIFICATION OF APPOINTMENT OF KEMP AND COMPANY AS INDEPENDENT AUDITORS OF THE CORPORATION FOR FISCAL YEAR ENDING DECEMBER 31, 2002.

FOR AGAINST ABSTAIN [ ] [ ] [ ]

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

FOR AGAINST ABSTAIN [ ] [ ] [ ]

Please Fully Complete, Date, Properly Sign and Return This Proxy Promptly.

Proxy Solicited on Behalf of the Board of Directors of
this Corporation for Annual Meeting dated June 14, 2002

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “For” Proposals 1, 2 and 3. It is revocable at any time before it is exercised.

Signature:	Dated:

Signature (If Joint Owner):	Dated:

Note: This proxy must be signed exactly as your name appears on your stock certificate. Each joint owner must sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. If the signer is a partnership or limited liability company, please sign full organizational name by an authorized person. This proxy shall be deemed a grant of authority to vote.

Mark here if you plan to attend the meeting [   ]
Mark here for address change and note below [   ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.